TERM SHEET

RFMSI SERIES 2007-S2 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S2

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-131201)

RESIDENTIAL FUNDING COMPANY LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

BEAR, STEARNS & CO. INC.
Lead Underwriter

LEHMAN BROTHERS INC.
Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1 866-803-9204.

THIS TERM  SHEET IS NOT  REQUIRED  TO,  AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE
INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION
IN THIS TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS FREE WRITING  PROSPECTUS,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR TERM
SHEET,  THE TERM  SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING  PROSPECTUS  RELATING  TO THOSE  OFFERED
CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

FEBRUARY 27, 2007

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
              CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                           PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         -        the  related  base   prospectus,   dated  December  18,  2006  which  provides   general
                  information, some of which may not apply to the offered certificates; and

         -        the related prospectus  supplement,  dated February 27, 2007, which provides information about the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the prospectus supplement, and the base prospectus.

The related base prospectus and prospectus supplement filed by the depositor has been filed in connection with the offered certificates, and may be found on, the SEC's website at  www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131201.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the prospectus supplement, you should rely on the description in the related base prospectus and the prospectus supplement.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the prospectus supplement and the related base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO
PURCHASE ANY OF THE  CERTIFICATES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR  MATERIALS
RELATING  TO THE  CERTIFICATES.  THE  INFORMATION  IN THIS TERM  SHEET IS  PRELIMINARY,  AND IS SUBJECT TO
COMPLETION  OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION
ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND
TO SOLICIT AN OFFER TO  PURCHASE  THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE
MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY
OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD WHEN,  AS AND IF ISSUED.  THE  ISSUING
ENTITY  IS NOT  OBLIGATED  TO ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S
OBLIGATION  TO  DELIVER  SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING
AGREEMENT  WITH THE  DEPOSITOR AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE
ISSUING  ENTITY.  YOU ARE  ADVISED  THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE
MORTGAGE LOAN POOL BACKING THEM MAY CHANGE (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE
LOANS THAT  COMPRISE  THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT
SIMILAR  OR  DIFFERENT  MORTGAGE  LOANS  MAY BE  ADDED  TO THE  POOL,  AND  THAT  ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL  PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS
DESCRIBED  IN  THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO  YOU IS
CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER
WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO  PURCHASE,  AND NONE OF THE
ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR
RELATED TO SUCH NON-DELIVERY.

NEITHER  THE  ISSUER  OF THE  CERTIFICATES  NOR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR
VERIFIED ANY  STATISTICAL OR NUMERICAL  INFORMATION  PROVIDED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE
BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                                  OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
   CLASS          PASS-THROUGH             INITIAL              INITIAL RATING                   DESIGNATIONS
                                         CERTIFICATE         (MOODY'S/STANDARD &
                      RATE            PRINCIPAL BALANCE       POOR'S/FITCH) (1)
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS A CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-1                  6.00%               $35,058,000              NA/AAA/AAA                  Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-2                  6.00%                $2,942,000              NA/AAA/AAA               Senior/Retail/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-3                  6.00%               $50,000,000              NA/AAA/AAA                 Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-4                  6.00%               $65,000,000              NA/AAA/AAA                 Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-5                   6.00%              $38,348,000              NA/AAA/AAA                 Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-6               Variable Rate          $125,425,000            Aaa/AAA/AAA                Super Senior/Floater/
                                                                                             Companion/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
                                                                                           Senior/Inverse Floater/
A-7               Variable Rate            Notional               NA/AAA/AAA               Interest Only/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-8                   6.00%              $10,973,000              NA/AAA/AAA                  Senior/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-9                   6.00%              $44,688,000              NA/AAA/AAA              Senior/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-10                  6.00%               $2,530,000              NA/AAA/AAA          Senior Support/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-11                  5.75%              $45,517,000              NA/AAA/AAA                Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-12                  6.00%                Notional               NA/AAA/AAA          Senior/PAC/Interest Only/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-13                  6.00%              $27,978,000              NA/AAA/AAA                 Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-14                  6.00%               $2,530,000              NA/AAA/AAA                 Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-P                   0.00%               $3,491,259              NA/AAA/AAA                Senior/Principal Only
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-V               Variable Rate            Notional               NA/AAA/AAA          Senior/Interest Only/Variable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class A Certificates:              $454,480,259
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS R CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
R-I                   6.00%                  $100                 NA/AAA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
R-II                  6.00%                  $100                 NA/AAA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total senior certificates:               $454,480,459
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS M CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-1                   6.00%               $9,444,500               NA/NA/AA                  Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-2                   6.00%               $3,069,200               NA/NA/A                   Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-3                   6.00%               $2,361,000              NA/NA/BBB                  Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class M Certificates:              $14,874,700
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered certificates:              $469,355,159
------------------------------------- ------------------- --------------------------- -----------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                              NON-OFFERED CERTIFICATES(2)
-------------------------------------------------------------------------------------------------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS B CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-1                   6.00%                $944,400                NA/NA/BB                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-2                   6.00%                $944,300                NA/NA/B                  Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-3                   6.00%                $944,453                NA/NA/NA                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class B Certificates:               $2,833,153
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered and
non-offered certificates:                   $472,188,313
------------------------------------- ------------------- --------------------------- -----------------------------------

(1)  See "Ratings" in the prospectus supplement.

(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

The aggregate initial principal balance of the offered and non-offered certificates shown above may not equal the sum of the principal balances of those certificates as listed above due to rounding.  Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933, as amended.

CLASS A-6 CERTIFICATES AND CLASS A-7 CERTIFICATES:

------------------------ ------------------------- ----------------------- ---------------------- ------------------
Adjustable Rates:          Initial Pass-Through           Formula                 Maximum              Minimum
                                   Rate
------------------------ ------------------------- ----------------------- ---------------------- ------------------
------------------------ ------------------------- ----------------------- ---------------------- ------------------
Class A-6                         5.92%                LIBOR + 0.60%          Subject to the            0.60%
                                                                              available funds
                                                                                  cap(1)
------------------------ ------------------------- ----------------------- ---------------------- ------------------
------------------------ ------------------------- ----------------------- ---------------------- ------------------
Class A-7(2)                      0.08%                5.40% - LIBOR               5.40%                0.00%
------------------------ ------------------------- ----------------------- ---------------------- ------------------

     (1) From the distribution date in April 2007 through and including the distribution date in June
2010, the pass-through rate on the Class A-6 Certificates will be subject to a maximum rate equal to
6.00% per annum plus amounts, if any, paid under the yield maintenance agreement, expressed as a per annum rate.  With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum.

     (2) The Class A-7  Certificates  do not have a  certificate  principal  balance.  For the  purpose of calculating  interest  payments,  interest on the Class A-7 Certificates  will accrue on a notional amount equal to the  certificate  principal  balance  of the  Class  A-6  Certificates  immediately  prior to the related distribution date, which is initially equal to $125,425,000.

CLASS A-12 CERTIFICATES:

The Class A-12 Certificates do not have a certificate  principal  balance.  For the purpose of calculating interest  payments,  interest  will  accrue  on a  notional  amount  equal to  1/24th  of the  certificate principal  balance  of  the  Class  A-11  Certificates.  Initially,  this  notional  amount  is  equal  to approximately $1,896,541.

CLASS A-V CERTIFICATES:

Variable Rate:  The interest rate payable with respect to the Class A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable master servicing fee rate and subservicing fee rate, over 6.00%.  On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable master servicing fee rate, subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero.

The Class A-V Certificates do not have a certificate principal balance.  For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately $472,188,313.

The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any realized losses with respect to such mortgage loan that have been previously allocated to certificateholders.  In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

INTEREST DISTRIBUTIONS

   Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior
Certificates entitled to interest distributions.  Holders of the Class A-6 Certificates will also be entitled to receive payments, if any, made pursuant to the yield maintenance agreement as described in the prospectus supplement.

   Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date remaining after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

   As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on
each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

   The Principal Only Certificates are not entitled to distributions of interest.

   Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

   However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.  No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.  Any
Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date.

   If on any distribution date the Available Distribution Amount is less than the Accrued Certificate
Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of Accrued
Certificate Interest for that distribution date.  In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses
(i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate
Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution
Amount after interest distributions as described in the prospectus supplement.  However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

   These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to
Prepayment Interest Shortfalls.

   The pass-through rates on all classes of offered certificates, other than the Adjustable Rate
Certificates, Variable Strip Certificates and Principal Only Certificates, are fixed and are listed on page 4 of this term sheet.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The pass-through  rate on the Class A-6  Certificates  with respect to the initial Interest
     Accrual Period is 5.92% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum rate of the  Available  Funds Cap and a minimum rate of 0.60% per annum.

           (2) The pass-through  rate on the Class A-7  Certificates  with respect to the initial Interest
     Accrual Period is 0.08% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 5.40% minus  LIBOR,  with a maximum rate of 5.40% per annum and a minimum rate of
     0.00% per annum.

         The  pass-through  rates on the  Adjustable  Rate  Certificates  for the current and  immediately preceding Interest Accrual Period are available at the trustee's website, http://www.usbank.com/mbs.

   The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the mortgage pool.  The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%.
As of the cut-off date, the pool strip rates on the mortgage loans range between 0.000% and 1.4200% per annum.  The initial pass-through rate on the Variable Strip Certificates is approximately 0.1286% per annum.

   As described in the prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest
Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

   The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in the prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount and the
Class A-P Principal Distribution Amount.

   After the distribution of the Senior Interest Distribution Amount, distributions of principal on the
Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

         (i)      the  Class  A-P  Principal  Distribution  Amount  will be  distributed  to the Class A-P
Certificates,  until the Certificate  Principal  Balance of the Class A-P Certificates has been reduced to zero;

         (ii)     from the remaining  Available  Distribution  Amount,  the Senior Principal  Distribution
Amount will be distributed as follows:

                  (A)      first,  to the Class R-I and Class R-II  Certificates,  pro rata, in accordance with their respective  Certificate  Principal Balance,  until the Certificate  Principal Balances thereof have been reduced to zero;

                  (B)      second, to the Class A-9 and Class A-10  Certificates,  pro rata, in accordance with their  respective  Certificate  Principal  Balance,  an amount up to the Lockout  Amount for that  distribution  date, until the Certificate  Principal  Balances thereof have been reduced to zero;

                  (C)      third, the balance of the Senior Principal  Distribution Amount remaining after
         the   distributions,   if  any,  described  in  clause  (a)(ii)(B)  above,  will  be  distributed concurrently as follows:

                                    (1)     9.4112752030%  of the amount  described  in clause  (a)(ii)(C)
                           will be distributed to the Class A-1 and Class A-2 Certificates,  sequentially, in that order,  until the  Certificate  Principal  Balances  thereof  have been reduced to zero; and

                                    (2)     90.5887247970%  of the amount  described in clause  (a)(ii)(C)
                           will be distributed in the following manner and priority:

                                            (a)      first,  an  amount  up to  $100,  to  the  Class  A-6
                                            Certificates,   until  the   Certificate   Principal   Balance
                                            thereof has been reduced to zero;

                                            (b)      second,  to the Class  A-3,  Class  A-4,  Class  A-5,
                                            Class  A-11,  Class  A-13  and  Class  A-14  Certificates,  an
                                            amount  up to the  amount  necessary  to cause  the  aggregate
                                            Certificate   Principal   Balance   thereof  to  equal   their
                                            Aggregate  Planned  Principal  Balance  for that  distribution date, in the following manner and priority:

                                                     (i)      first,  to the  Class  A-3  and  Class  A-11
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero;

                                                     (ii)     second,  to the  Class  A-4 and  Class  A-13
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero; and

                                                     (iii)    third,  to the  Class  A-5  and  Class  A-14
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero;

                                            (c)      third,  to the  Class  A-6  Certificates,  until  the
                                            Certificate  Principal  Balance  thereof  has been  reduced to zero;

                                            (d)      fourth,  to the Class  A-3,  Class  A-4,  Class  A-5,
                                            Class A-11,  Class A-13 and Class A-14  Certificates,  without regard to their Aggregate  Planned  Principal Balance for that distribution date, in the following manner and priority:

                                                     (i)      first,  to the  Class  A-3  and  Class  A-11
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero;

                                                     (ii)     second,  to the  Class  A-4 and  Class  A-13
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero; and

                                                     (iii)    third,  to the  Class  A-5  and  Class  A-14
                                                     Certificates,  pro rata,  in  accordance  with  their
                                                     respective  Certificate Principal Balance,  until the
                                                     Certificate  Principal  Balances  thereof  have  been
                                                     reduced to zero; and

                                            (e)      fifth,  to the  Class  A-8  Certificates,  until  the
                                            Certificate  Principal  Balance  thereof  has been  reduced to zero; and

                  (D)      fourth, to the Class A-9 and Class A-10  Certificates,  pro rata, in accordance with their  respective  Certificate  Principal  Balance and without  regard to the Lockout Amount for that distribution  date, until the Certificate  Principal  Balances thereof have been reduced to zero.

(b)      On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded.  Instead, an amount equal to the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior
Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P,
Variable Strip, Class M and Class B Certificates, in each case as described in the prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE PAC CERTIFICATES

   The Aggregate Planned Principal Balance for each distribution date set forth in the table in Appendix
III was calculated based on certain assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level within the PAC Targeted Range.  The performance of the mortgage loans may differ from the assumptions used in determining the Aggregate Planned Principal
Balances of the PAC Certificates.  The Aggregate Planned Principal Balances set forth in the table in
Appendix III are final and binding regardless of any error or alleged error in making those calculations.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

   Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

         -        the sum of the Senior Interest Distribution Amount, Class A-P Principal Distribution
                  Amount and Senior Principal Distribution Amount is distributed;

         -        reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan;

         -        the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M
                  Certificates; and

         -        the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those
                  Class M Certificates,

   a distribution allocable to principal in the sum of the following:

                  (i)      the product of (A) the then  applicable  related Class M Percentage and (B) the aggregate of the following amounts:

                           (1)      the  principal  portion  of  all  scheduled  monthly  payments  on the mortgage loans,  other than the related  Discount  Fraction of the principal  portion of those  payments  with respect to a Discount  Mortgage  Loan,  due during the related Due
                  Period,  whether or not  received on or prior to the related  determination  date,  less the  principal  portion of Debt  Service  Reductions,  other than the  related  Discount
                  Fraction of the  principal  portion of the Debt  Service  Reductions  with  respect to a
                  Discount  Mortgage Loan,  which together with other  Bankruptcy  Losses are in excess of the Bankruptcy Amount;

                           (2)      the principal  portion of all proceeds of the repurchase of a mortgage loan or, in the case of a  substitution,  amounts  representing a principal  adjustment, other than the related Discount  Fraction of the principal  portion of the proceeds with respect  to a  Discount  Mortgage  Loan,  as  required  by  the  pooling  and  servicing agreement during the preceding calendar month; and

                           (3)      the principal portion of all other unscheduled collections,  including
                  Subsequent  Recoveries,  received during the preceding  calendar month,  other than full and partial  mortgagor  prepayments and any amounts  received in connection with a Final
                  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the principal amount of those unscheduled collections with respect to a Discount Mortgage Loan;

                  (ii)     that class' pro rata share, based on the Certificate  Principal Balance of each class  of  Class M  Certificates  and  Class B  Certificates  then  outstanding,  of all  amounts received in connection  with the Final  Disposition  of a mortgage  loan,  other than the related
         Discount  Fraction of those amounts with respect to a Discount  Mortgage  Loan, (x) that occurred during the  preceding  calendar  month and (y) that did not result in any Excess  Special  Hazard
         Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses, to the extent applied  as  recoveries  of  principal  and to the  extent  not  otherwise  payable to the Senior
         Certificates;

                  (iii)    the portion of mortgagor  prepayments in full made by the respective mortgagors during the related  Prepayment  Period and the portion of partial  mortgagor  prepayments made by the respective  mortgagors during the preceding  calendar month, other than the Discount Fraction of those  mortgagor  prepayments  with  respect to a Discount  Mortgage  Loan,  allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv)     if that class is the most senior class of certificates then  outstanding,  with a Certificate  Principal  Balance  greater than zero,  an amount equal to the Excess  Subordinate
         Principal Amount, if any, to the extent of Eligible Funds; and

                  (v)      any  amounts  allocable  to  principal  for  any  previous   distribution  date
         calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses which were  allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

                  (vi)     the Capitalization  Reimbursement Amount for such distribution date, other than the related  Discount  Fraction of any portion of that amount  related to each Discount  Mortgage
         Loan, multiplied by a fraction,  the numerator of which is the principal  distribution amount for such  class  of  Class M  Certificates,  without  giving  effect  to this  clause  (vi),  and the denominator  of  which  is the sum of the  principal  distribution  amounts  for all  classes  of certificates,  other than the Class A-P  Certificates,  without  giving effect to any  reductions for the Capitalization Reimbursement Amount.

   References in this term sheet to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

   As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B
Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M
Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

   All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M
Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

   As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated
Distribution Percentage will be 100% during the first five years after the closing date, unless the
Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the
Senior Percentage exceeds the initial Senior Percentage.  Furthermore, as described in the prospectus supplement, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated
Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans.  Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal
Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period.

                                               APPENDIX III
                                   AGGREGATE PLANNED PRINCIPAL BALANCE

                    DISTRIBUTION DATES                             AGGREGATE PLANNED
                                                                   PRINCIPAL BALANCE

                    Initial Balance.....................                  $229,373,000.00
                    March 2007..........................                  $229,373,000.00
                    April 2007..........................                  $229,373,000.00
                    May 2007............................                  $229,373,000.00
                    June 2007...........................                  $229,373,000.00
                    July 2007...........................                  $229,373,000.00
                    August 2007.........................                  $229,373,000.00
                    September 2007......................                  $229,373,000.00
                    October 2007........................                  $229,373,000.00
                    November 2007.......................                  $229,373,000.00
                    December 2007.......................                  $229,373,000.00
                    January 2008........................                  $229,373,000.00
                    February 2008.......................                  $229,373,000.00
                    March 2008..........................                  $229,373,000.00
                    April 2008..........................                  $229,373,000.00
                    May 2008............................                  $229,373,000.00
                    June 2008...........................                  $229,373,000.00
                    July 2008...........................                  $227,236,817.08
                    August 2008.........................                  $225,004,652.35
                    September 2008......................                  $222,677,898.06
                    October 2008........................                  $220,258,018.55
                    November 2008.......................                  $217,746,548.84
                    December 2008.......................                  $215,145,093.00
                    January 2009........................                  $212,455,322.52
                    February 2009.......................                  $209,678,974.54
                    March 2009..........................                  $206,817,850.04
                    April 2009..........................                  $203,873,811.89
                    May 2009............................                  $200,848,782.85
                    June 2009...........................                  $197,744,743.52
                    July 2009...........................                  $194,602,611.51
                    August 2009.........................                  $191,459,529.62
                    September 2009......................                  $188,341,874.88
                    October 2009........................                  $185,249,447.31
                    November 2009.......................                  $182,182,048.51
                    December 2009.......................                  $179,139,481.63
                    January 2010........................                  $176,121,551.38
                    February 2010.......................                  $173,128,064.00
                    March 2010..........................                  $170,158,827.25
                    April 2010..........................                  $167,213,650.41
                    May 2010............................                  $164,292,344.27
                    June 2010...........................                  $161,394,721.11
                    July 2010...........................                  $158,520,594.66
                    August 2010.........................                  $155,669,780.16
                    September 2010......................                  $152,842,094.26
                    October 2010........................                  $150,037,355.10
                    November 2010.......................                  $147,255,382.22
                    December 2010.......................                  $144,495,996.58
                    January 2011........................                  $141,759,020.58
                    February 2011.......................                  $139,044,278.00
                    March 2011..........................                  $136,351,593.99
                    April 2011..........................                  $133,680,795.11
                    May 2011............................                  $131,031,709.28
                    June 2011...........................                  $128,404,165.76
                    July 2011...........................                  $125,797,995.16
                    August 2011.........................                  $123,213,029.44
                    September 2011......................                  $120,649,101.87
                    October 2011........................                  $118,106,047.05
                    November 2011.......................                  $115,583,700.85
                    December 2011.......................                  $113,081,900.47
                    January 2012........................                  $110,600,484.38
                    February 2012.......................                  $108,139,292.32
                    March 2012..........................                  $105,845,738.34
                    April 2012..........................                  $103,571,721.64
                    May 2012............................                  $101,317,086.36
                    June 2012...........................                   $99,081,677.86
                    July 2012...........................                   $96,865,342.71
                    August 2012.........................                   $94,667,928.72
                    September 2012......................                   $92,489,284.88
                    October 2012........................                   $90,329,261.38
                    November 2012.......................                   $88,187,709.58
                    December 2012.......................                   $86,064,482.06
                    January 2013........................                   $83,959,432.50
                    February 2013.......................                   $81,872,415.80
                    March 2013..........................                   $79,851,144.59
                    April 2013..........................                   $77,847,335.79
                    May 2013............................                   $75,860,848.70
                    June 2013...........................                   $73,891,543.76
                    July 2013...........................                   $71,939,282.50
                    August 2013.........................                   $70,003,927.57
                    September 2013......................                   $68,085,342.68
                    October 2013........................                   $66,183,392.64
                    November 2013.......................                   $64,297,943.34
                    December 2013.......................                   $62,428,861.72
                    January 2014........................                   $60,576,015.77
                    February 2014.......................                   $58,755,264.97
                    March 2014..........................                   $57,147,193.24
                    April 2014..........................                   $55,571,391.04
                    May 2014............................                   $54,027,255.27
                    June 2014...........................                   $52,514,193.65
                    July 2014...........................                   $51,031,624.59
                    August 2014.........................                   $49,578,976.93
                    September 2014......................                   $48,155,689.83
                    October 2014........................                   $46,761,212.53
                    November 2014.......................                   $45,395,004.20
                    December 2014.......................                   $44,056,533.75
                    January 2015........................                   $42,745,279.69
                    February 2015.......................                   $41,460,729.92
                    March 2015..........................                   $40,357,656.38
                    April 2015..........................                   $39,276,378.64
                    May 2015............................                   $38,216,484.10
                    June 2015...........................                   $37,177,567.79
                    July 2015...........................                   $36,159,232.16
                    August 2015.........................                   $35,161,086.98
                    September 2015......................                   $34,182,749.20
                    October 2015........................                   $33,223,842.82
                    November 2015.......................                   $32,283,998.76
                    December 2015.......................                   $31,362,854.76
                    January 2016........................                   $30,460,055.21
                    February 2016.......................                   $29,575,251.08
                    March 2016..........................                   $28,838,798.58
                    April 2016..........................                   $28,115,421.29
                    May 2016............................                   $27,404,890.37
                    June 2016...........................                   $26,706,980.95
                    July 2016...........................                   $26,021,472.07
                    August 2016.........................                   $25,348,146.59
                    September 2016......................                   $24,686,791.14
                    October 2016........................                   $24,037,196.06
                    November 2016.......................                   $23,399,155.32
                    December 2016.......................                   $22,772,466.46
                    January 2017........................                   $22,156,930.53
                    February 2017.......................                   $21,526,158.86
                    March 2017..........................                   $20,906,905.98
                    April 2017..........................                   $20,298,966.70
                    May 2017............................                   $19,702,139.42
                    June 2017...........................                   $19,116,226.07
                    July 2017...........................                   $18,541,032.06
                    August 2017.........................                   $17,976,366.23
                    September 2017......................                   $17,422,040.76
                    October 2017........................                   $16,877,871.13
                    November 2017.......................                   $16,343,676.05
                    December 2017.......................                   $15,819,277.43
                    January 2018........................                   $15,304,500.31
                    February 2018.......................                   $14,799,172.79
                    March 2018..........................                   $14,303,125.99
                    April 2018..........................                   $13,816,194.01
                    May 2018............................                   $13,338,213.86
                    June 2018...........................                   $12,869,025.41
                    July 2018...........................                   $12,408,471.36
                    August 2018.........................                   $11,956,397.17
                    September 2018......................                   $11,512,651.00
                    October 2018........................                   $11,077,083.72
                    November 2018.......................                   $10,649,548.79
                    December 2018.......................                   $10,229,902.27
                    January 2019........................                    $9,818,002.75
                    February 2019.......................                    $9,413,711.29
                    March 2019..........................                    $9,016,891.44
                    April 2019..........................                    $8,627,409.10
                    May 2019............................                    $8,245,132.59
                    June 2019...........................                    $7,869,932.49
                    July 2019...........................                    $7,501,681.72
                    August 2019.........................                    $7,140,255.41
                    September 2019......................                    $6,785,530.88
                    October 2019........................                    $6,437,387.65
                    November 2019.......................                    $6,095,707.33
                    December 2019.......................                    $5,760,373.64
                    January 2020........................                    $5,431,272.35
                    February 2020.......................                    $5,108,291.24
                    March 2020..........................                    $4,791,320.08
                    April 2020..........................                    $4,480,250.58
                    May 2020............................                    $4,174,976.37
                    June 2020...........................                    $3,875,392.94
                    July 2020...........................                    $3,581,397.66
                    August 2020.........................                    $3,292,889.69
                    September 2020......................                    $3,009,769.98
                    October 2020........................                    $2,731,941.22
                    November 2020.......................                    $2,459,307.85
                    December 2020.......................                    $2,191,775.98
                    January 2021........................                    $1,929,253.38
                    February 2021.......................                    $1,671,649.46
                    March 2021..........................                    $1,418,875.23
                    April 2021..........................                    $1,170,843.28
                    May 2021............................                      $927,467.75
                    June 2021...........................                      $688,664.30
                    July 2021...........................                      $454,350.08
                    August 2021.........................                      $224,443.72
                    September 2021......................                            $0.00

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